UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2016

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 2, 2016, Westell Technologies, Inc. (the Company or Westell) issued a press release setting forth the financial results for its fiscal year 2017 second quarter ended September 30, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 31, 2016, Richard E. Good concluded his term as the Senior Vice President, In-Building Wireless to assume a new role in Sales as Vice President of Business Development reporting to J.J. Swartwood, Senior Vice President, Worldwide Sales. Mr. Good's new annual base salary is $160,000 and he is eligible for 25% annual bonus. In connection with the change in role, effective November 1, 2016, Mr. Good was also granted 50,000 stock options.  The stock options vest in equal installments over three years, subject to continued employment.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press release announcing financial results for the fiscal year 2017 second quarter ended September 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	November 2, 2016	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary